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                                                                     Exhibit 3.1

                          AMENDED AND RESTATED CHARTER

                                       OF

                                  SYMBION, INC.

         The undersigned corporation, pursuant to Section 48-20-107 of the Tennessee Business Corporation Act (the "Act"), adopts the following Amended and Restated Charter:

         1. NAME. The name of the Corporation is Symbion, Inc. (the "Corporation").

         2        REGISTERED OFFICE. The address of the registered office of the
Corporation in Tennessee is 3401 West End Avenue, Suite 760, Nashville, Tennessee 37203, in the County of Davidson. The Corporation's registered agent at the registered office is Richard E. Francis, Jr.

         3. PRINCIPAL OFFICE. The address of the principal office of the Corporation is 3401 West End Avenue, Suite 760, Nashville, Tennessee 37203.

         4. PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the Act.

         5.       FOR PROFIT. The Corporation is for profit.

         6.       DURATION. The duration of the Corporation is perpetual.

         7. CAPITAL STOCK. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 241,946,322, consisting of (i) 225,000,000 shares of common stock, no par value per share (the "Common Stock"), and (ii) 16,946,322 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"), of which (x) 4,341,726 shall be shares of series A convertible preferred stock (the "Series A Preferred Stock"), (y) 2,604,590 shall be shares of series B convertible preferred stock (the "Series B Preferred Stock") and (z) 10,000,000 shall be undesignated shares of preferred stock.

         The Board of Directors (as hereinafter defined) is expressly authorized to provide for the issue of shares of the Preferred Stock from time to time in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional or other rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the Act.

         Except as otherwise provided in the provisions establishing a class of capital stock, the number of authorized shares of any class of capital stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the
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affirmative vote of the holders of a majority of the then outstanding shares of capital stock of the Corporation entitled to vote (voting together on an as-if-converted basis).

         The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation:

         A.       COMMON STOCK.

                  1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to, and qualified by, the rights of the holders of Preferred Stock of any series as may be stated or expressed herein or designated by the Board of Directors upon any issuance of Preferred Stock of any series.

                  2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meetings). There shall be no cumulative voting.

                  3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors, subject, however, to any preferential or any other dividend rights of any then outstanding series of Preferred Stock.

                  4. Liquidation. Upon any voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, or the dissolution or winding up of the Corporation (a "Liquidation"), after the distribution to any class or series of capital stock of the Corporation ranking senior to each of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock of the full preferential amount to which they shall be entitled pursuant to the terms of such class or series of capital stock, if assets remain in the Corporation, the remaining assets of the Corporation available for distribution to its shareholders shall be distributed among the holders of the Series A Preferred Stock, the Series B Preferred Stock, the holders of any series of preferred stock entitled to a participating payment and the holders of Common Stock pro rata based on the number of shares of the Common Stock (or Common Stock equivalents) held by each (assuming conversion of all such Series A Preferred Stock and Series B Preferred Stock in accordance with
Section 7(B)(5) below and the conversion of any Common Stock equivalents in accordance with their terms).

         B.       SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK.

                  1. Designation. The Series A Preferred Stock and the Series B Preferred Stock shall have the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth in this Section 7(B). Notwithstanding anything to the contrary contained in the Amended and Restated Charter of the Corporation, the vote of the holders of a majority of the Series A Preferred Stock and the Series B Preferred Stock shall be a prerequisite to the


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designation or issuance of any shares of capital stock of the Corporation ranking senior to any of the Common Stock, the Series A Preferred Stock or the Series B Preferred Stock in the event of a Liquidation (as defined above).

                  2. Dividends. If the Corporation declares and pays a cash dividend on the Common Stock, then, in that event, the holders of shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to share in such dividends on a pro rata basis, as if their shares had been converted into shares of Common Stock pursuant to Section 7(B)(5) below immediately prior to the record date for determining the shareholders of the Corporation eligible to receive such dividends.

                  3.       Liquidation.

                           (a) Liquidation Rights. Upon a Liquidation, after the distribution to any class or series of capital stock of the Corporation ranking senior to each of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock of the full preferential amount to which they shall be entitled pursuant to the terms of such class or series of capital stock, if assets remain in the Corporation, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of the Series A Preferred Stock, the Series B Preferred Stock, the holders of any series of preferred stock entitled to a participating payment and the holders of Common Stock pro rata based on the number of shares of the Common Stock held by each (assuming conversion of all such Series A Preferred Stock and Series B Preferred Stock in accordance with Section 7(B)(5) below).

                           (b) Notice. Written notice of a Liquidation stating a payment or payments and the place where such payment or payments shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the earliest payment date stated therein, to the holders of record of shares of Series A Preferred Stock and Series B Preferred Stock, such notice to be addressed to each such holder at its address as shown in the records of the Corporation.

                  4. Voting Rights. Each outstanding share of Series A Preferred Stock and Series B Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at all meetings of shareholders (and written actions in lieu of meetings), on all matters entitled to be voted on by holders of shares of Common Stock voting together as a single class with the Common Stock (and with other shares entitled to vote thereon, if any). With respect to any such vote, each share of Series A Preferred Stock or Series B Preferred Stock, as the case may be, shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, into shares of Common Stock pursuant to Section 7(B)(5) below on the record date for determining the shareholders of the Corporation eligible to vote on any such matters.


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                  5.       Conversion.

                           (a)      Optional Conversion.

                                    (i)      Any holder of shares of Series A
         Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 7(B)(5), any or all of such holder's shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series A Preferred Stock being so converted multiplied by the quotient of (i) the Series A Original Issuance Price divided by (ii) the conversion price of $3.13 per share, subject to adjustment as provided in Section 7(B)(5)(d) below (such price in clause (ii), the "Series A Conversion Price"). The "Series A Original Issuance Price" for each share of Series A Preferred Stock shall be $3.13. Such conversion right shall be exercised by the surrender of certificate(s) representing the shares of Series A Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of shares of Series A Preferred Stock), accompanied by written notice that the holder elects to convert such shares of Series A Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(B)(5)(i) below. All certificates representing shares of Series A Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it. As promptly as practicable after the surrender of any shares of Series A Preferred Stock, the Corporation shall (subject to compliance with the applicable provisions of federal and state securities laws) deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and nonassessable shares of Common Stock into which such shares are entitled to be converted and, to the extent funds are legally available therefor, an amount equal to all accrued and unpaid dividends, if any, payable with respect to such shares in accordance with Section 7(B)(2) above. At the time of the surrender of such certificate(s), the person in whose name any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Common Stock on such date, notwithstanding that the share register of the Corporation shall then be closed or that the certificates representing such Common Stock shall not then be actually delivered to such person.

                                    (ii)     Any holder of shares of Series B
         Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 7(B)(5), any or all of such holder's shares of Series B Preferred Stock into such number of fully


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         paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series B Preferred Stock being so converted multiplied by the quotient of (i) the Series B Original Issuance Price divided by (ii) the conversion price of $3.13 per share, subject to adjustment as provided in Section 7(B)(5)(d) below (such price in clause (ii), the "Series B Conversion Price"). The "Series B Original Issuance Price" for each share of Series B Preferred Stock shall be $3.13. Such conversion right shall be exercised by the surrender of certificate(s) representing the shares of Series B Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of shares of Series B Preferred Stock), accompanied by written notice that the holder elects to convert such shares of Series B Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(B)(5)(i) below. All certificates representing shares of Series B Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it. As promptly as practicable after the surrender of any shares of Series B Preferred Stock, the Corporation shall (subject to compliance with the applicable provisions of federal and state securities laws) deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and nonassessable shares of Common Stock into which such shares are entitled to be converted and, to the extent funds are legally available therefor, an amount equal to all accrued and unpaid dividends, if any, payable with respect to such shares in accordance with Section 7(B)(2) above. At the time of the surrender of such certificate(s), the person in whose name any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Common Stock on such date, notwithstanding that the share register of the Corporation shall then be closed or that the certificates representing such Common Stock shall not then be actually delivered to such person.

                                    (iii)    In no event will the exercise of
         the optional conversion right, as provided in this Section 7(B)(5)(a), provide any holder of Series A Preferred Stock or Series B Preferred Stock with the right to receive the Series A Redemption Payment or the Series B Redemption Payment, respectively, prior to the occurrence of a Triggering Event (as such terms are defined below).

                           (b)      Automatic Conversion.

                                    (i)      Each outstanding share of Series A
         Preferred Stock shall automatically be converted, with no further action required to be


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         taken by the Corporation or the holder thereof upon the occurrence of a
         Triggering Event, into the following:

                                    (A)      the right to receive an amount in
                  cash per share equal to $4.20 (the "Series A Redemption Payment"); and

                                    (B)      the number of fully paid and
                  non-assessable shares of Common Stock equal to the product of the number of shares of Series A Preferred Stock being converted and the quotient of (x) the Series A Original Issuance Price divided by (y) the Series A Conversion Price then in effect (after giving effect to any adjustments pursuant to Section 7(B)(5)(d) below).

                           (ii) Each outstanding share of Series B Preferred Stock shall automatically be converted, with no further action required to be taken by the Corporation or the holder thereof upon the occurrence of a Triggering Event, into the following:

                                    (A)      the right to receive an amount in
                  cash per share equal to $5.22 (the "Series B Redemption Payment"); and

                                    (B)      the number of fully paid and
                  non-assessable shares of Common Stock equal to the product of the number of shares of Series B Preferred Stock being converted and the quotient of (x) the Series B Original Issuance Price divided by (y) the Series B Conversion Price then in effect (after giving effect to any adjustments pursuant to Section 7(B)(5)(d) below).

                  Such Series A Redemption Payment or Series B Redemption Payment shall be paid in cash by wire transfer of immediately available funds to the account or accounts designated in writing by the holders of shares of Series A Preferred Stock and Series B Preferred Stock, as the case may be.

                  For the purposes of this Amended and Restated Charter, "Triggering Event" shall mean either (a) the closing of an initial public offering (the "Initial Public Offering") pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of the capital stock of the Corporation or any of its subsidiaries or affiliates or (b) any consolidation or merger of the Corporation or any of its subsidiaries or affiliates with or into any other corporation or other entity or person resulting in the receipt by the Corporation's shareholders of cash or capital stock (or comparable equity interests of such corporation, entity or person) which has been registered under the Securities Act.

                  Immediately upon conversion as provided herein, each holder of shares of Series A Preferred Stock or Series B Preferred Stock shall be


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         deemed to be the holder of record of the Common Stock issuable upon conversion of such holder's shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, notwithstanding that the share register of the Corporation shall then be closed or that certificates representing the Common Stock shall not then actually be delivered to such person. Upon written notice from the Corporation, each holder of shares of Series A Preferred Stock or Series B Preferred Stock so converted shall promptly surrender to the Corporation at its principal place of business to be maintained by it (or at such other office or agency of the Corporation as the Corporation may designate by such notice to the holders of shares of Series A Preferred Stock or Series B Preferred Stock) certificates representing the shares so converted.

                  (c) Termination of Rights. On the date of such optional conversion pursuant to Section 7(B)(5)(a) above or of such automatic conversion pursuant to Section 7(B)(5)(b) above, all rights with respect to the shares of Series A Preferred Stock or Series B Preferred Stock so converted, including the rights, if any, to receive notices and vote, shall terminate, except only the rights of holders thereof to (i) receive certificates for the number of shares of Common Stock into which such shares of Series A Preferred Stock or Series B Preferred Stock have been converted, (ii) receive the Series A Redemption Payment or the Series B Redemption Payment in the case of an automatic conversion pursuant to Section 7(B)(5)(b) above, (iii) the payment of dividends, if any, pursuant to Section 7(B)(2) above and (iv) exercise the rights to which they are entitled as holders of Common Stock.

                  (d) Antidilution Adjustments. The Conversion Price, and the number and type of securities to be received upon conversion of shares of Series A Preferred Stock or Series B Preferred Stock, shall be subject to adjustment as follows:

                           (i)      Adjustment for Stock Splits and
         Combinations. In the event that the Corporation shall at any time or from time to time, prior to conversion of shares of Series A Preferred Stock and Series B Preferred Stock, effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series A Preferred Stock or Series B Preferred Stock, the Series A Conversion Price or Series B Conversion Price, as the case may be, in effect immediately before that subdivision shall be proportionately decreased. Similarly, if the Corporation shall at any time or from time to time, prior to conversion of shares of Series A Preferred Stock and Series B Preferred Stock, combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series A Preferred Stock or Series B Preferred Stock, the Series A Conversion Price or the Series B Conversion Price, as the case may be, in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 7(B)(5)(d)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.


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                           (ii)     Adjustment for Common Stock Dividends and
         Distributions.

                                    (A)      In the event that the Corporation
         shall at any time or from time to time, prior to conversion of shares of Series A Preferred Stock, make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series A Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction (x) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
         (y) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this Section 7(B)(5)(d)(ii)(A) to reflect the actual payment of such dividend or distribution.

                                    (B)      In the event that the Corporation
         shall at any time or from time to time, prior to conversion of shares of Series B Preferred Stock, make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series B Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series B Conversion Price then in effect by a fraction (x) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
         (y) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series B Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series B Conversion Price shall be adjusted pursuant to this Section 7(B)(5)(d)(ii)(B) to reflect the actual payment of such dividend or distribution.

                           (iii)    Adjustment for Other Dividends and
         Distributions. In the event that the Corporation shall at any time or from time to time, prior to


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         conversion of shares of Series B Preferred Stock, make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series A Preferred Stock or the Series B Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series A Preferred Stock or Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 7(B)(5)(d) with respect to the rights of the holders of the Series A Preferred Stock or the Series B Preferred Stock or with respect to such other securities by their terms.

                           (iv) Reorganization, Reclassification. Except upon a Triggering Event where the Series A Preferred Stock and Series B Preferred Stock is converted pursuant to Section 7(B)(5)(b), in case of any merger or consolidation of the Corporation or any capital reorganization, reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or any other change for which another adjustment is provided in this Section 7(B)(5)(d)) (each, a "Transaction"), the Corporation shall execute and deliver to each holder of shares of Series A Preferred Stock or Series B Preferred Stock at least twenty (20) days prior to effecting such Transaction a certificate, signed by (i) the Chief Executive Officer of the Corporation and (ii) the Chief Financial Officer of the Corporation, stating that the holder of each share of Series A Preferred Stock and Series B Preferred Stock shall have the right to receive in such Transaction, in exchange for each share of Series A Preferred Stock or Series B Preferred Stock, as the case may be, a security identical to (and not less favorable than) the Series A Preferred Stock and the Series B Preferred Stock, as the case may be, and provision shall be made therefor in the agreement, if any, relating to such Transaction. Any certificate delivered pursuant to this Section 7(B)(5)(d)(iv) shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7(B)(5)(d). The provisions of this Section 7(B)(5)(d)(iv) and any equivalent thereof in any such certificate similarly shall apply to successive transactions.

                           (v) Other Changes. In case the Corporation at any time or from time to time, prior to the conversion of shares of Series A Preferred Stock or Series B Preferred Stock, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Sections 7(B)(5)(d)(i) through 7(B)(5)(d)(iv) above (but not including any action described in any such Section) and it would be equitable in the circumstances to adjust the Series A Conversion Price or the Series B Conversion Price, as the case may be, as a result of such action, then, and in


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

         each such case, the Series A Conversion Price or the Series B Conversion Price, as the case may be, shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of shares of Series A Preferred Stock and Series B Preferred Stock).

                           (vi) No Adjustment. Notwithstanding anything herein to the contrary, no adjustment under this Section 7(B)(5)(d) need be made to the Series A Conversion Price or the Series B Conversion Price, as the case may be, if the Corporation receives written notice from holders of all of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, as the case may be, that no such adjustment is required.

                  (e) Certificate as to Adjustments. In each case of an adjustment or readjustment of the Series A Conversion Price or the Series B Conversion Price, as the case may be, for the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred Stock or the Series B Preferred Stock, as the case may be, if the Series A Preferred Stock or the Series B Preferred Stock is then convertible pursuant to this
Section 7(B)(5), the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Preferred Stock or Series B Preferred Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the Series A Conversion Price or the Series B Conversion Price, as the case may be, at the time in effect, and (2) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred Stock or the Series B Preferred Stock, as the case may be.

                  (f) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock or Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock or Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined in good faith by the Board of Directors) on the date of conversion.

                  (g) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock and the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to


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

effect the conversion of all outstanding shares of the Series A Preferred Stock and the Series B Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock and the Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (h)      Notices. In case at any time or from time to time:

                           (w) the Corporation shall declare a dividend (or any other distribution) on its shares of Common Stock;

                           (x) the Corporation shall authorize the granting to all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

                           (y)      there shall be any Transaction; or

                           (z)      there shall occur any Triggering Event;

                  then the Corporation shall mail to each holder of shares of Series A Preferred Stock and Series B Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such Transaction or Triggering Event is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such Transaction or Triggering Event. Notwithstanding the foregoing, in the case of any event to which Section 7(B)(5)(d)(iv) above is applicable, the Corporation shall also deliver the certificate described in Section 7(B)(5)(d)(iv) above to each holder of shares of Series A Preferred Stock and Series B Preferred Stock at least twenty (20) days prior to effecting such reorganization or reclassification as aforesaid.

                  (i) Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock or Series B Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock or Series B Preferred Stock so converted were registered.


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

         8. NO REISSUANCE OF PREFERRED STOCK. No share or shares of Series A Preferred Stock or Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

         9. CERTAIN REMEDIES. Any registered holder of shares of Series A Preferred Stock or Series B Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Amended and Restated Charter and to enforce specifically the terms and provisions of this Amended and Restated Charter in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

         10. NO IMPAIRMENT. The Corporation will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any term of this Amended and Restated Charter, but will at all times in good faith assist in carrying out of all such terms and in taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Series A Preferred Stock and Series B Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will at all times reserve and keep available the maximum number of its authorized shares of Common Stock, free from all preemptive rights therein, which will be sufficient to permit the full conversion of the Series A Preferred Stock and Series B Preferred Stock, and (b) will take such action as may be necessary or appropriate in order that all shares of Common Stock as may be issued pursuant to the conversion of the Series A Preferred Stock and Series B Preferred Stock will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

         11. PREEMPTIVE RIGHTS. The shareholders of the Corporation shall not have preemptive rights except as granted by the Corporation pursuant to written agreements.

         12. LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (c) under Section 48-18-304 of the Act. If the Act is amended to authorize corporate action eliminating or further limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended. Any repeal or modification of the foregoing by the shareholders shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. Until the foregoing provisions become effective, the liability of the directors shall be limited to the full extent permitted by law.


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

         13. INDEMNIFICATION. The Corporation shall indemnify, and upon request shall advance expenses to, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or complete action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an "indemnitee"). The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may have or hereafter acquire under this Amended and Restated Charter or the Amended and Restated Bylaws of the Corporation or under any agreement or vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; provided, however, that the Corporation shall not indemnify any such indemnitee in connection with a proceeding (or part thereof) if a judgment or other final adjudication adverse to the indemnitee establishes liability (a) for any breach of the duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (c) under Section 48-18-304 of the Act.

         14.      BOARD OF DIRECTORS.

                  A. The Board of Directors of the Corporation (the "Board of Directors") shall consist of such number of members not less than one (1) nor more than eleven (11), the exact number to be fixed and determined from time to time by resolution of a majority of the Board of Directors. The Board of Directors shall be divided into three (3) classes (the "Classified Directors") with the first class ("Class I"), the second class ("Class II") and the third class ("Class III") to consist as nearly as practicable of an equal number of directors designated at the annual meeting of shareholders occurring on March 28, 2002. The term of office of the Class I directors shall expire at the 2003 annual meeting of shareholders, the term of the Class II directors shall expire at the 2004 annual meeting of shareholders, and the term of office of the Class III directors shall expire at the 2005 annual meeting of the shareholders, with each director to hold office until his or her successor shall be duly elected and qualified. At each annual meeting of shareholders, the Classified Directors elected to succeed those Classified Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. Any vacancy arising from the earlier retirement of a director shall be filled by vote of the remaining directors and the term of any such director shall be for the balance of the term of the retiring director's class.

                  B. The shareholders or the Board of Directors may remove one (1) or more director(s) only for cause. For purposes of removal of a director of the Corporation, "cause" shall mean (a) a final conviction of a felony involving moral


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

turpitude or (b) willful misconduct that is materially and demonstrably injurious economically to the Corporation. For purposes of this definition of "cause," no act, or failure to act, by a director shall be considered "willful" unless committed in bad faith and without a reasonable belief that the act or failure to act was in the best interest of the Corporation or any Affiliate of the Corporation. "Cause" shall not exist unless and until the Corporation has delivered to the director a written notice of the act or failure to act that constitutes "cause" and such director shall not have cured such act or omission within ten (10) days after the delivery of such notice. As used in this Amended and Restated Charter, "Affiliate" has the meaning given such term under Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

                  C. The shareholders shall have no right to cumulate their votes in the election of directors.

         15. MEETINGS OF THE SHAREHOLDERS. Meetings of the shareholders may be held within or outside the State of Tennessee as the Amended and Restated Bylaws may provide. A special meeting of the shareholders may be called, and business to be considered at any such meeting may be proposed, at any time by a majority of the members of the Board of Directors or the holders of at least ten percent (10%) of all the votes to be cast on any issue proposed to be considered at the proposed special meeting. No action required to be taken or that may be taken at any meeting of the holders of Common Stock may be taken without a meeting, and the power of holders of Common Stock to consent in writing, without a meeting, to the taking of any action is specifically denied.

         16. AMENDED AND RESTATED BYLAWS. All of the power of the Corporation, insofar as it may be lawfully vested by this Amended and Restated Charter in the Board of Directors, is hereby conferred upon the Board of Directors. The affirmative vote of the holders of at least sixty-seven percent (67%) of the outstanding shares of the Corporation then entitled to vote, voting together as a single class, shall be required to repeal or amend any provision of the Amended and Restated Bylaws of the Corporation; provided, however, that the Board of Directors may repeal or amend any provision of the Amended and Restated Bylaws of the Corporation unless (i) the Act reserves this power exclusively to the shareholders; or (ii) the shareholders, in amending or repealing a particular Bylaw, provide expressly that the Board of Directors may not amend or repeal that particular Bylaw.

         17. AMENDMENT OF AMENDED AND RESTATED CHARTER. Except as set forth in Section 10, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Charter in the manner now or hereinafter prescribed herein and by the laws of the State of Tennessee, and all rights conferred upon shareholders herein are granted subject to this reservation. Notwithstanding the foregoing or anything contained in this Amended and Restated Charter to the contrary (except for Section 10), (i) no amendment, modification or waiver shall be binding or effective with respect to Sections 15 or 16 or this Section 17 without the affirmative vote of the holders of at least 67% of the voting power of the shares of the then outstanding voting stock of the Corporation, voting together as a single class and (ii) no such action under this Section 17 shall change (A) the redemption, conversion, voting or other rights of any class or series of Preferred Stock without the affirmative vote of the holders of a majority of each such class or series of Preferred Stock then outstanding or (B) the percentage required to approve any amendment, modification or waiver described herein, without the affirmative vote of the holders of that percentage of the class or series of capital stock then required to approve such amendment, modification or waiver.

         18. ADOPTION. The foregoing Amended and Restated Charter of the Corporation was approved on March 6, 2002 by the Board of Directors and on March 28, 2002 by the shareholders of the Corporation.

Dated: April 1, 2002                SYMBION, INC.

                                    By: /s/ Richard E. Francis, Jr.
                                        ----------------------------------------
                                        Richard E. Francis, Jr.
                                        Chief Executive Officer and President


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